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                                                                    Exhibit 23.3
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-_____) of our reports dated (i) February 5, 1998 on our audits of the consolidated and combined financial statements and financial statements schedule of Prentiss Properties Trust and the Predecessor Company, (ii) February 6, 1998 on our audits of the statement of revenues and certain operating expenses of the Carrara Place Property and the combined statement of revenues and certain operating expenses of the Newport National Properties and (iii) October 20, 1997 on our audit of the combined statement of revenues and certain operating expenses of the Silicon Valley Properties, all of which reports are incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts."



Dallas, Texas
April 3, 1998